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                                                                    Exhibit 99.1


                             LETTER OF UNDERSTANDING
         Interneuron Pharmaceuticals, Inc. ("Interneuron") and the Plaintiffs' Management Committee ("PMC") hereby agree to propose a limited fund, mandatory class action settlement on the following terms. This Letter of Understanding is not the final agreement of the parties, but an outline of the material provisions of a formal Settlement Agreement which will be submitted to the United States District Court for the Eastern District of Pennsylvania (the "Court") for approval. The terms of this Letter of Understanding shall be merged into and superseded by the final Settlement Agreement as approved by the Court.
         Neither this Letter of Understanding nor any subsequent Settlement Agreement entered into pursuant hereto shall be construed as evidence of or an admission by Interneuron of any liability or wrongdoing whatsoever or by Plaintiffs of any lack of merit in their claims.
         Accordingly, Interneuron and the PMC hereby propose that the Released Claims against Interneuron and the released parties specifically identified in Paragraph 8 be settled on the following terms:

     1. Motion for class certification: The PMC will prepare a motion with supporting memorandum seeking certification of a mandatory, limited fund class pursuant to Federal Rule of Civil Procedure 23(b)(1)(B). In addition to class certification, the motion will seek approval of the proposed class action settlement. Prior to the filing of such Motion, Interneuron will give the PMC and their experts (including Dr. Harvey Rosen and Associates) an opportunity to conduct a reasonable and duly diligent review of the financial condition of Interneuron, including its insurance coverage, for the purpose of evaluating Interneuron's financial condition, pursuant to the confidentiality agreement currently agreed to by the PMC and Interneuron. In addition, Interneuron will provide the PMC with an affidavit from an appropriate Interneuron representative supporting the fact that a "limited fund" exists. The motion, memorandum of law and other supporting documents will not be
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filed until Interneuron has had an opportunity to review and approve them. A preliminary order approving the settlement shall be submitted to the Court.


     2. Class Definition: The class shall be defined as comprehensively as possible and shall include:

          a. Redux Class Members: All persons in the United States who used Redux prior to the date on which notice of the Class Action Settlement is provided and any other persons in the United States asserting standing to sue Interneuron or any released party as a result of another person's use of Redux prior to the date on which notice of the Class Action settlement is provided, including family members, subrogees, and assignees.

          b. Conspiracy/Concert of Action Class Members: All persons in the United States who used a diet drug other than Redux prior to the date on which notice of the class action settlement is provided and who seek to hold Interneuron or any released party liable on a theory of conspiracy, concert of action or any similar legal theory and any other persons in the United States asserting standing to sue Interneuron or any released party based upon a conspiracy, concert of action or any similar legal theory as a result of another person's use of a diet drug other than Redux prior to the date on which notice of the class action settlement is provided, including family members, subrogees, and assignees.
     There shall be no right of opt-out.

     3. Creation of Settlement Funds: A fund for the payment of class members shall be created as follows:

          a. The parties will jointly present to the Court this signed Letter of Understanding setting forth the proposed terms of the class action settlement and seek an order immediately staying all pending litigation and preliminarily enjoining future litigation


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     against Interneuron and the released parties, both state and federal, arising out of any released claims. The stay order, however, shall not preclude the entry of an order of dismissal, removal to federal court, severance of Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc., or transfer to the MDL. Within ten days after the Court enters such stay order (hereafter "Stay Date"), Interneuron shall deposit $2 million into an interest-bearing escrow account with a designated, Court-approved bank. The account holder will be the Interneuron Class Action Settlement Fund.

         b. Within ten days after the Court enters a final order approving the settlement ("Final Approval Date"), Interneuron shall deposit $3 million into the Interneuron Class Action Settlement Fund Account.

         c. Within ten days after the settlement is final, Interneuron shall deposit $10 million into the Interneuron Class Action Settlement Account. In addition, Interneuron shall deposit an amount equal to interest on such $10 million at an annual rate equal to the rate earned by the $2 million deposited ten days after the Stay Date. The settlement is final when all appeals have been exhausted and no further possibility of appeal exists ("Final Settlement Date").

         d. Interneuron shall deposit all available and uncommitted insurance proceeds remaining on the Stay Date into the Interneuron Class Action Settlement Fund Account. Insurance proceeds are considered available and uncommitted only to the extent that there are no unpaid bills for reasonable legal expenses (including fees and disbursements) as of the Stay Date, regardless of whether such bills have been forwarded to Interneuron's insurance carriers, or unbilled legal expenses (including fees and disbursements) for expenses incurred prior to the Stay Date. In the event Interneuron is unable to cause its insurers to pay the available and uncommitted insurance proceeds into the Interneuron Class Action Settlement Fund Account, Interneuron shall initiate a

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     declaratory judgment action against its insurers in order to compel the contribution of all available and uncommitted insurance proceeds into the Interneuron Class Action Settlement Fund Account. Bills for fees and expenses incurred by Interneuron in connection with such declaratory judgment action shall be timely submitted to and promptly paid by the Interneuron Class Action Settlement Fund following court review and approval of such bills, provided however, that Interneuron shall seek to recover its fees and expenses associated with litigating the declaratory judgment action in said action. The PMC shall have the right to review and comment upon Interneuron's application for payment of its litigation fees and expenses. In the event that Interneuron recovers all or any part of its fees and expenses incurred in litigating the declaratory judgment action in said action, Interneuron shall deposit such amounts in the Interneuron Class Action Settlement Fund Account.

         e. Additional payments to the Interneuron Class Action Settlement Fund shall be made by Interneuron according to the terms of a Royalty Agreement to be entered into, a summary of which is attached as Exhibit A.

          f. The Interneuron Class Action Settlement Fund shall be structured and maintained so as to constitute a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1.

     4. Future Raising of Capital/Use of Funds: The parties acknowledge that Interneuron intends to remain as an ongoing business entity, subject to its right to seek to merge, consolidate, or acquire other business entities, and therefore, Interneuron requires cash and assets for business and product development, and ongoing business interests. As such, the parties acknowledge that Interneuron shall be entitled to retain a cash balance and may raise capital from time to time for the on-going conduct of its business, including clinical trials and expenses related to the development and marketing of technology and products. The receipt of funds from any source (whether it be from the extension of credit,


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issuance of securities, sale of assets, proceeds received from litigation
(except for proceeds of the declaratory judgment action litigated as described above), or otherwise) shall not cause Interneuron's obligations to contribute money to the Interneuron Class Action Settlement Fund to increase beyond what is provided for in this Letter of Understanding. Interneuron, however, acknowledges that it will have fiduciary duties relating to the Interneuron Class Action Settlement Fund Account, and accordingly, shall not voluntarily take any action to avoid its performance under the terms of the Settlement Agreement, including its obligation to make contributions of money to the Interneuron Class Action Settlement Fund Account in accordance with this Letter of Understanding and the Settlement Agreement.

     5. Stay and Injunction: The parties will jointly seek an order continuing the stay and preliminary injunction entered on the Stay Date, to be entered contemporaneously with the order preliminarily approving the settlement. The parties will jointly seek a permanent injunction, enjoining all litigation against Interneuron and the released parties, both state and federal, arising out of any released claims, to be entered contemporaneously with the final order approving the settlement. The stay and injunction orders, however, shall not preclude entry of an order of dismissal, removal to federal court, severance of Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc., or transfer to the MDL.

     6. Discovery against Interneuron: In order to minimize Interneuron's litigation expenses and maximize the amount of money in the Interneuron Class Action Settlement Fund, Interneuron and the PMC will jointly seek an order from the Court enjoining Interneuron from participating in formal or informal discovery proceedings in any Redux or Fen-Phen litigation without the Court's permission.

     7. Released Claims: The settlement agreement shall provide for a release of the

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following claims:

          a. Redux Claims: all claims which have or might have been asserted by class members against Interneuron or any released parties arising out of any class members' use of Redux;

          b. Conspiracy/Concert of Action Claims: all claims based upon a theory of conspiracy, concert of action or other similar legal theory, which have or might have been asserted by any class member against Interneuron or any released parties arising out of a class member's use of a diet drug other than Redux;

     The Released Claims (both 7a and 7b) shall include known or unknown claims for past and future pain and suffering, emotional distress, medical expenses, lost wages, medical monitoring, other compensatory damages, injunctive relief and punitive damages. Released Claims (both 7a and 7b) shall include all derivative, assigned and subrogated claims, including claims for loss of consortium and claims which might be asserted by representatives, executors, heirs, assignees and subrogees.

     Class members shall, in the release, agree to reduce any judgment that they might obtain against any defendant by an amount equal to the total amount which they are entitled to receive pursuant to the Interneuron settlement (before deduction of any amounts for costs and counsel fees) and shall not be required to further reduce any judgment that they might obtain against any defendant by the amount, percentage or share of such judgment attributable to the released parties. The form of release shall be attached to the final agreement of the parties as an exhibit thereto.

     8. Released Parties: The released parties are:

          a. Interneuron, Boehringer Ingelheim Pharmaceuticals, Inc., their respective parents, subsidiaries, affiliates, divisions, current and former officers, directors, employees, attorneys, agents, and insurers.

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          b. Any and all predecessors and/or shareholders of Interneuron and/or
     Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that any predecessor and/or shareholder of Interneuron and/or Boehringer Pharmaceuticals, Inc. who is or becomes a defendant in Fen-Phen litigation shall be considered a released party pursuant to this paragraph 8b only to the extent that such entity is sued in its capacity as a predecessor and/or shareholder of Interneuron and/or Boehringer Pharmaceuticals, Inc.

          c. Any and all successors to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc.; provided, however, that any current or future defendant in Fen-Phen litigation who becomes a successor to Interneuron and/or Boehringer Ingelheim Pharmaceuticals, Inc. by reason of a merger, acquisition, consolidation or otherwise shall be considered a released party pursuant to this paragraph 8c only to the extent that such entity is sued in its capacity as a successor of Interneuron and/or Boehringer Pharmaceuticals, Inc.

          d. All distributors of Redux, including wholesale distributors, private label distributors, pharmacists, retail distributors, physicians, hospitals and clinics, and their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; but only as to released claims as to which such persons would have a contractual, common law, or statutory right of indemnity against Interneuron;

          e. None of the released parties described in paragraphs 8b, 8c, or 8d are released from any claims based upon their own independent negligence or culpable conduct (including, without limitation, professional malpractice claims against physicians and health care providers).

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     9. Bar of Contribution and/or Indemnity Claims: The parties will jointly seek an order barring and enjoining claims by other defendants in Fen-Phen litigation seeking contribution and/or indemnity from Interneuron or the released parties arising out of the sale of Redux. With respect to the claim of each specific class member, defendants in the Fen-Phen litigation will be entitled to an offset for the settlement of the released claims in an amount equal to the gross amount to which the class member is entitled pursuant to the Interneuron settlement (before deduction of costs and counsel fees).

     10. Medicare and Medicaid: No payments shall be made from the Interneuron Class Action Settlement Fund unless Medicare and Medicaid claims have been resolved to the satisfaction of Interneuron.

     11. Dismissal: The parties will jointly seek an order dismissing with prejudice the class action and all pending MDL lawsuits as to Interneuron and the released parties, to be entered contemporaneously with the order finally approving the settlement. Federal actions subsequently transferred to the MDL will also be subject to dismissal with prejudice as to Interneuron and the released parties, if not previously dismissed by the transferor court. The PMC will cooperate with Interneuron to obtain dismissals with prejudice of all pending state court actions as to Interneuron and the released parties as soon as practicable after the Final Settlement Date.

     12. Notice of Settlement: Notice of the class action and settlement shall be provided to potential class members in the following manner:

          a. Long form notice by mail:

               (i) The long form notice of the settlement shall be sent to all potential class members with currently pending litigation against Interneuron and all attorneys of record representing plaintiffs with currently pending litigation against Interneuron.


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          b. Short form notice by publication: The short form notice shall be published on two days in USA Today.

     The costs of notice shall be paid by the Interneuron Class Action Settlement Fund.

     13. Distribution of Settlement Proceeds: The Court will appoint a Claims Administrator responsible for the distribution of settlement proceeds in accordance with a protocol to be developed by and the Claims Administrator and approved by the Court, after notice and an opportunity to be heard has been afforded to Class Counsel, class members, private counsel for class members and all other interested parties.

     14. Attorneys' Fees, Litigation Costs and Administrative Expenses: The amount of attorneys' fees and litigation costs to be paid to Class Counsel out of the Interneuron Class Action Settlement Fund shall be determined by the Court, in its sole discretion, in accordance with Fed.R.Civ.P. 23(b)(1)(B), 23(d) and 23(e). All class attorneys' fees, litigation costs and costs incurred in the administration of the settlement funds shall be paid out of class action settlement funds. In no event will Interneuron be required to make additional contributions beyond those provided for in this Letter of Understanding on account of class attorneys' fees and costs.

     15. Interneuron and the Released Parties shall be indemnified by the Interneuron Class Action Settlement Fund, by appropriate petition to the Court, for and against all reasonable fees, costs, expenses incurred in defending, settling, or satisfying judgments entered in any claim or proceeding involving Released Claims by any person included within the definition of the class (including cross-claims, third party claims, subrogation claims, claims for contribution and/or indemnity) that are not terminated as a result of the Class Action Settlement Agreement or that are filed or pursued in the future despite the Class Action Settlement Agreement. Until the end of the Term (as defined in Exhibit A hereto),


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the Interneuron Class Action Settlement Fund shall maintain a percentage of any cash deposited pursuant to the terms of the settlement agreement as a reserve sufficient to satisfy its obligations under this paragraph.

     16. Interneuron shall have the right to withdraw from, terminate and cancel its obligations under the settlement agreement upon any of the following events:

          a. A stay order is not entered by the Court at the time the Letter of Understanding is submitted;

          b. Preliminary approval of the settlement agreement is not entered by the Court;

          c. A mandatory, non-opt class as defined in the settlement agreement is not certified;

          d. Final approval of the settlement agreement is not entered by the Court;

          e. Class certification and/or approval of the settlement is overturned on appeal for any reason;

          f. Pending and future litigation is not stayed and preliminarily enjoined contemporaneously with Preliminary Approval of the settlement agreement;

          g. All litigation is not permanently enjoined against Interneuron and the released parties with Final Approval of the Settlement Agreement;

          h. The class action and all pending MDL lawsuits against Interneuron and any released party are not dismissed with prejudice as to Interneuron and any released party with Final Approval of the settlement agreement; or

          i. An order is not entered by the Court permanently barring contribution and indemnity claims by other Fen-Phen defendants in accordance with this Letter of Understanding.

     17. The PMC shall also have the right to withdraw from the Settlement Agreement
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if, after 60 days from the date the Court enters an order preliminarily approving the class action settlement, Interneuron has, in the PMC's reasonable determination, been unable to compel payment of its insurance proceeds.

     18. If Interneuron withdraws from, terminates, or cancels its obligations under the class action settlement agreement pursuant to paragraph 16 or the PMC withdraws from the Settlement Agreement pursuant to paragraph 17, all funds previously deposited by Interneuron and any interest accrued thereon shall be refunded to Interneuron (less the cost of class notice, fees and expenses associated with any declaratory judgment action to compel payment of insurance proceeds, and other mutually agreed upon administrative expenses).




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AGREED this 3rd day of September, 1998.

                                        INTERNEURON PHARMACEUTICALS, INC.



                                        By:/s/ Glenn L. Cooper
                                           ---------------------------
                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

                                        CO-COUNSEL FOR PLAINTIFFS'
                                        MANAGEMENT COMMITTEE



                                        By:/s/ Arnold Levin
                                           --------------------------
                                           Arnold Levin


                                        By:/s/ John Cummings
                                           --------------------------
                                           John Cummings



                                        By:/s/ Stanley M. Chesley
                                           --------------------------
                                           Stanley M. Chesley



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                                    EXHIBIT A
                          SUMMARY OF ROYALTY AGREEMENT

         Interneuron Pharmaceuticals, Inc. (the "Parent Company") and the Interneuron Class Action Settlement Fund Account (the "Fund") hereby agree to enter into a Royalty Agreement (the "Royalty Agreement") as part of a formal Settlement Agreement which will be submitted to the United States District Court for the Eastern District of Pennsylvania (the "Court") for approval. This Exhibit A is not the final agreement of the parties with respect to the entitlement of the Fund to receive royalty payments from the Parent Company, but a summary of the material provisions and terms of a Royalty Agreement that will be entered into by the parties as referenced in the Letter of Understanding. The material provisions of the Royalty Agreement are stated below:

1. The Parent Company and the Fund agree that for a period commencing on the Final Settlement Date and ending seven (7) years from the Final Settlement Date (the "Term"), the Fund shall receive additional cash payments (the "Royalty Participation") from the Parent Company consisting of royalties equal to (a) seven percent (7%) of gross sales of products of the Parent Company for products which are marketed directly by the Parent Company; (b) 15% of revenues related to product sales received by Parent Company from sublicensees of Parent Company for products which are sublicensed by the Parent Company, including license fees, royalties and milestone payments but excluding reimbursements for research and development expenses and equity investments by sublicensees and (c) 15% of cash dividends related to product sales received by Parent Company from subsidiaries of Parent Company (the gross sales, revenues and dividends referred to in (a), (b) and (c) are referred to collectively herein as "IPI Receipts"). The amount of royalties to be paid by the Parent Company to the Fund during the Term shall be in the amount


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          of $55 million (the "Royalty Amount"). The entitlement of the Fund to receive the Royalty Amount shall be evidenced by an instrument (the "Instrument") with a face value of $55 million, the unpaid balance of which shall mature at the end of the Term. If, at the end of the Term, the outstanding balance of the Royalty Amount has not been reduced to zero as a result of the royalties paid by the Parent Company to the Fund, then the Fund shall receive from the Parent Company shares (the "Royalty Shares") of the Parent Company's common stock, $.001 par value ("Common Stock"), the receipt of which shall retire the aforesaid Instrument that had been delivered to the Fund to evidence the Fund's entitlement to receive the Royalty Amount. In such event, the number of Royalty Shares that shall be delivered to the Fund at the end of the Term shall be calculated by (a) subtracting from the Royalty Amount the actual amount of royalties paid to the Fund to determine the outstanding balance of the Royalty Amount still owed to the Fund at the end of the Term ("the Royalty Balance) and (b) dividing the Royalty Balance by a price (the "Share Price") equal to 200% of the market price of the Common Stock (to be determined based on the average Closing Price per share of the Common Stock on the 33 trading days beginning on July 10, 1998 and ending on August 25,
          1998). The Share Price will be subject to standard anti-dilution adjustments, including for stock splits, stock distributions or dividends, or recapitalizations payable in Parent Company stock, or the merger of the Parent Company with another corporation in which the Parent Company is not the surviving corporation. In the event of a merger of the Parent Company into another corporation in which the Parent Company is not the surviving corporation, the Royalty Balance immediately prior to the effective date of the merger shall automatically convert upon the merger into the number of shares of stock or other securities or property of the surviving or resulting corporation to which

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          a holder of the number of shares of Common Stock issuable upon conversion of such Royalty Balance at the then applicable Share Price would have been entitled.

2. Royalties paid pursuant to paragraph 1 shall be deposited into the Fund on June 30 and December 31 of each year during the Term (the "Royalty Payment Dates"), and shall be calculated based upon IPI Receipts received by the Parent Company during the preceding six month periods ending March 31 and September 30, respectively (the "Royalty Calculation Periods"); provided, however, that the first royalty payment shall be deposited into the Fund on the Royalty Payment Date which occurs after the first Royalty Calculation Period ending after the Final Settlement Date.

 3. If, at the end of the Term, the Fund has not received $55 million in Royalty Payments from the Parent Company, such that a Royalty Balance exists requiring the Parent Company to issue Royalty Shares to the Fund, the Parent Company shall have the right in lieu of delivering all or any portion of the Royalty Shares, to pay to the Fund at the end of the Term, cash in the amount that is equal to 90% of the fair market value of the Common Stock elected to be paid in cash, upon 90 days notice to the Fund. Further, the Parent Company shall have a right of first refusal to purchase Royalty Shares, at any time, in the event of a proposed sale of Royalty Shares by the Fund to a third party, on the same terms as the proposed sale.

4. Until publicly sold, the Fund agrees to vote Royalty Shares in the same proportion as other Parent Company stockholders on all matters submitted to stockholder vote. Public resales of Royalty Shares shall be in accordance with volume restrictions of Rule 144 under the Securities Act of 1933.

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